UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2021

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500

Web site: http://www.myavista.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2021, Avista Corporation (Avista Corp. or the Company) entered into an amendment to its committed line of credit with various institutional lenders, U.S. Bank National Association as an Issuing Bank, Wells Fargo Bank, National Association as an Issuing Bank, and MUFG Union Bank, N.A. as an Administrative Agent and Issuing Bank. The total amount of the committed line of credit remains unchanged from the original agreement at $400.0 million.

The amendment to the committed line of credit extends the expiration date from April 18, 2022 to the new expiration date of June 4, 2026. The amendment also provides that the Company may request an extension of the committed line of credit for an additional one year, provided that no event of default has occurred and is continuing and the requested extension does not cause the remaining term until the expiration date to exceed five years. The Company may request such an extension no more than twice. In addition to extending the expiration date, the amendment also lowered the pricing level to the applicable interest rate.

The committed line of credit is secured by $400.0 million of non-transferable First Mortgage Bonds of the Company issued to MUFG Union Bank, N.A. Such First Mortgage Bonds would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The credit agreement, as amended, contains customary covenants and conditions, including a covenant not to permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization (each as defined in the agreement) of Avista Corp. to be greater than 65 percent at the end of any fiscal quarter, and customary events of default, including a Change in Control (as defined in the agreement).

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the Company’s amendment to its $400.0 million committed line of credit under Item 1.01.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

10.1

Fourth Amendment to Credit Agreement, dated as of June 4, 2021, among Avista Corporation, various institutional lenders, U.S. Bank National Association as an Issuing Bank, Wells Fargo Bank, National Association as an Issuing Bank, and MUFG Union Bank, N.A. as an Administrative Agent and Issuing Bank.

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 8, 2021	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President, Chief Financial Officer, and Treasurer